SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 13(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  December 19, 1997




                 SOFTWARE PUBLISHING CORPORATION HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                 1-14076                   22-3270045
(State or other jurisdiction     (Commission              (I.R.S. Employer
      of incorporation)          File Number)          Identification Number)




      3 Oak Road, Fairfield, New Jersey                        07004
 (Address of principal executive offices)                    (Zip Code)




                                 (973) 808-1992
              (Registrant's telephone number, including area code)


               111 North Market Street, San Jose, California 95113 (Former name or former address, if changed since last report)

Item 5.   Other Events.


     Software Publishing Corporation Holdings, Inc. (the "Company") has approved a plan to restructure its operations and management team. The Board of Directors of the Company has decided to move the Company's principal executive offices to Fairfield, New Jersey and to close the Company's San Jose, California office in an effort to significantly reduce the Company's expenses. Additional revenue enhancement, cost-cutting and productivity improvement measures have also been adopted. Barry A. Cinnamon, the Company's former Chairman of the Board, President and Chief Executive Officer has resigned these positions and as a director of the Company. Lori Kramer Cinnamon has also resigned as a director and officer of the Company. Mark E. Leininger, the Company's Chief Operating Officer, will assume Mr. Cinnamon's responsibilities and will be responsible for the Company's operations, including the implementation of the restructuring. The Company also announced the appointment of a new Chief Financial Officer, Kevin
D. Sullivan, CPA. Mr. Sullivan has previously held two positions as Chief Financial Officer and formerly was the Treasurer of Prime Hospitality Corp., a New York Stock Exchange company, when it was known as Prime Motor Inns.

     The Company has taken these actions pursuant to a plan which is intended to result in the Company operating successfully. The Company believes that, by continuing to develop and enhance its successful direct mail and telemarketing operations, eliminating the overhead associated with operations in the high-cost northern California environment and by improving its operations at the Company's Nashua, New Hampshire telemarketing and warehouse facilities, the Company can establish a positive cash flow; however, no assurance can be given in this regard. The Company expects to continue to market and sell its existing products, including Serif PagePlus , Serif DrawPlus , Serif MailPlus and Software Publishing Corporation's Harvard Graphics , ActiveMail and other products. With the benefit of the Company's profitable direct mail and telemarketing operations in the United Kingdom and with the anticipated increased efficiencies in the Company's United States direct mail and telemarketing facilities and operations, the Company anticipates that it can continue to increase its sales of these products, as well as any other product which the Company may develop, acquire or license.

     In connection with these actions, the Company expects to classify its Intelligent Formatting technology as a discontinued operation, and anticipates that implementing the restructuring plan will result in non-recurring charges of approximately $4,000,000 in the fourth quarter of fiscal 1997, including expenses of approximately $500,000 anticipated to be incurred in connection with closing the San Jose office.

     In connection with the resignation of Mr. Cinnamon, the Company has agreed to license a portion of its Intelligent Formatting technology to him for use in connection with a proposed Internet database product that the Company has no current plans to develop. The Company will be entitled to receive royalties and commissions in connection with the license granted to Mr. Cinnamon. In addition, Mr. Cinnamon agreed to surrender his 60,520 shares of the Company's Class B Voting Preferred Stock, Series A for cancellation and granted to the Company a ten year right to vote the 842,542 shares of the Company's Common Stock owned by Mr. Cinnamon.

     In addition, Eng Chye Low has resigned as a director of the Company for medical reasons. On December 29, 1997, Martin F. Schacker was elected as a director of the Company in Class III. Mr. Schacker is the chairman of the board of M.S. Farrell & Co., Inc., a Wall Street investment banking and brokerage firm.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.
               Not applicable.

          (b)  Pro forma financial information.
               Not applicable.

          (c)  Exhibits.
               Listed below are all exhibits to this Current Report on Form 8-K/A.

Exhibit
Number         Description

10.54 Settlement and Release Agreement, dated December 19, 1997, among the Registrant, Barry A. Cinnamon and Lori Kramer Cinnamon. (Incorporated by reference to Exhibit 10.54 to the Registrant's Current Report on Form 8-K (Date of Report: December 19, 1997), filed with the Securities and Exchange Commission on December 30, 1997.)
10.55 License Agreement, dated December 19, 1997, between Software Publishing Corporation and Barry A. Cinnamon. (Incorporated by reference to Exhibit 10.55 to the Registrant's Current Report on Form 8-K (Date of Report: December 19, 1997), filed with the Securities and Exchange Commission on December 30, 1997.)
99.1           Press Release of  the  Registrant,  dated   December   22,  1997.
               (Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K (Date of Report: December 19, 1997), filed with the Securities and Exchange Commission on December 30, 1997.)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  SOFTWARE PUBLISHING
                                                  CORPORATION HOLDINGS, INC.


                                                  By: /s/ Mark E. Leininger
Dated: January 8, 1998                            Mark E. Leininger
                                                  Vice President and
                                                  Chief Operating Officer

                                  EXHIBIT INDEX


Exhibit
Number         Description

10.54 Settlement and Release Agreement, dated December 19, 1997, among the Registrant, Barry A. Cinnamon and Lori Kramer Cinnamon. (Incorporated by reference to Exhibit 10.54 to the Registrant's Current Report on Form 8-K (Date of Report: December 19, 1997), filed with the Securities and Exchange Commission on December 30, 1997.)
10.55 License Agreement, dated December 19, 1997, between Software Publishing Corporation and Barry A. Cinnamon. (Incorporated by reference to Exhibit 10.55 to the Registrant's Current Report on Form 8-K (Date of Report: December 19, 1997), filed with the Securities and Exchange Commission on December 30, 1997.)
99.1           Press Release of  the  Registrant,  dated   December   22,  1997.
               (Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K (Date of Report: December 19, 1997), filed with the Securities and Exchange Commission on December 30, 1997.)